OAK RIDGE FUNDS, INC.
                                  ON BEHALF OF
                         OAK RIDGE SMALL CAP EQUITY FUND
                         OAK RIDGE LARGE CAP EQUITY FUND

               SPECIAL MEETING OF SHAREHOLDERS - NOVEMBER 28, 2003

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF OAK RIDGE FUNDS, INC. (the "Company") and relates to proposals with respect to the Oak Ridge Small Cap Equity Fund and Oak Ridge Large Cap Equity Fund, each a series of the Company (each, a "fund"). The undersigned hereby appoints David M. Klaskin and Samuel Wegbreit or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the special meeting of the shareholders of each fund to be held at 10 South LaSalle Street, Suite 1050, Chicago, Illinois 60603, on November 28, 2003, at 10:00 a.m., local time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the notice of the special meeting of shareholders and of the accompanying proxy statement and prospectus and revokes any proxy previously given with respect to such meeting.

         THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE OF THIS CARD. IF THIS PROXY IS EXECUTED BUT
NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" PROPOSALS 1 AND 2 AND IN THE DISCRETION OF THE ABOVE-NAMED PROXIES ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.


                               Date                               , 2003

                               PLEASE SIGN, DATE AND RETURN
                               PROMPTLY IN ENCLOSED ENVELOPE


                               -------------------------------------------------

                               -------------------------------------------------
                                      Signature(s) (Title(s) if applicable)
                               NOTE: Signature(s) should agree with the name(s) printed herein. If joint owners, each holder should sign this proxy. When signing as attorney, executor, administrator, trustee or guardian, please give your full name as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

   YOUR VOTE IS IMPORTANT. PLEASE VOTE BY FILLING IN THE APPROPRIATE BOX BELOW

             This proxy will be voted "For" Proposals 1 and 2 if no
                          specification is made below.

For shareholders of Oak Ridge Small Cap Equity Fund:

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 1.

(1) To approve an Agreement and Plan of Reorganization between Oak Ridge Small Cap Equity Fund (your fund) and Pioneer Oak Ridge Small Cap Growth Fund
    (the "Pioneer Small Cap Fund"). Under this Agreement, as more fully described in the accompanying proxy statement and prospectus, your fund will transfer all of its assets to the Pioneer Small Cap Fund in exchange for Class A and C shares of Pioneer Small Cap Fund, a newly created fund with a substantially similar investment objective and policies as your fund.

    FOR      |_|                       AGAINST  |_|               ABSTAIN  |_|


For shareholders of Oak Ridge Large Cap Equity Fund:

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 2.

(2) To approve an Agreement and Plan of Reorganization between Oak Ridge Large Cap Equity Fund (your fund) and Pioneer Oak Ridge Large Cap Growth Fund (the "Pioneer Large Cap Fund"). Under this Agreement, as more fully described in the accompanying proxy statement and prospectus, your fund will transfer all of its assets to Pioneer Large Cap Fund in exchange for Class A shares of Pioneer Large Cap Fund, a newly created fund with a substantially similar investment objective and policies as your fund.

    FOR      |_|                       AGAINST  |_|               ABSTAIN  |_|

(3) To vote and otherwise represent the above-signed stockholder(s) on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

                   WE NEED YOUR VOTE BEFORE NOVEMBER 28, 2003.

           PLEASE DO NOT FORGET TO SIGN THE REVERSE SIDE OF THIS CARD.

                             THANK YOU FOR YOUR TIME